EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) for the registration of up to 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2007, with respect to the consolidated financial statements of National Coal Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.


/s/ Ernst & Young LLP
-----------------------------
    Ernst & Young LLP

Nashville, Tennessee
May 31, 2007